1.Issuer

State of California

2.Date of purchase:

3/5/15 (trade date)

3.Underwriter from whom purchased:

William Blair
4.Name of Affiliated Broker-Dealer
(as defined in the Rule 10f-3 Procedures) managing or participating in syndicate
(attach list of all members of syndicate):

City National Securities
(*see list below)

5.Aggregate principal amount
of purchase:

$2,146,320.00

6.Aggregate principal amount of offering:

$1,900,000,000.00

7.Purchase price (Net of fees and
expenses):

$108.768/$105.864

(2 cusips purchased)

8.Date offering commenced:

3/4/15 (institutional order period)

9.Offering price at close of
first full business day on which any sales are made:

$108.768/$105.864

(2 cusips purchased)

10.Commission, spread or profit:

n/a

11.Have the following conditions been
satisfied:

Yes
NO

a.Registered Public Offerings:  The
securities are a part of an
issue registered under the
Securities Act of 1933, which is being
offered to the public:

X

b.Rule 144A Offerings:  The
securities are (i) offered or sold in
transactions exempt from registration
under section 4(2) of the 1934 Act, Rule
144A thereunder, or Rules 501- 508
thereunder;

(ii) the securities are sold to
qualified institutional buyers, as
defined in Rule 144(a)(1); and

(iii) the securities are eligible for
resale to other qualified institutional
buyers pursuant to Rule 144A.

X

c.In respect of any securities
other than municipal securities, the
issuer of such securities has been in
continuous operation for not less than
three years (including the
operations of predecessors).

n/a

d.The securities were purchased prior to the end of the first day on which any sales were made, at a price that was not more than the price paid by each other purchaser of securities in that offering or in any concurrent offering of the securities (except, in the case of an Eligible Foreign Offering, for any rights to purchase that are required by law to be granted to existing security holders of the issuer), provided, however, that if the securities were offered for subscription upon exercise of rights, the securities were purchased on or before the fourth day preceding the day on which the rights offering terminated.

X

e.The underwriting was a firm commitment underwriting.

X

f.The commission, spread or
profit was reasonable and fair in
relation to that being received by others for underwriting similar securities during the same period.

X

g.The amount of securities of any class of such issue purchased by all of the series of the Fund advised by the Adviser, all investment companies advised by the Adviser, and all accounts with respect to which the Adviser has investment discretion if the Adviser exercised such investment discretion with respect to the purchase, did not exceed 25% of the principal amount of the offering of such class or if purchased in a Rule 144A Offering, 25% of the total of

:  (i) the principal amount of the
offering of such class sold by underwriters or members of the selling syndicate to qualified institutional buyers as defined in Rule 144A(a)(1) plus

(ii) the principal amount of the offering of such class in any concurrent public offering.

X

h.No Affiliated Underwriter was (i) a direct or indirect participant or benefited directly or indirectly from, the purchase; or (ii) in respect to the purchase of Eligible Municipal Securities, such purchase is not designated as a group sale or otherwise allocated to the account of any person from whom this paragraph prohibits the purchase.

X

Approved:
Greg Kaplan

Date:  3/5/15
Board of
Trustees
Review
Date:
May 14,
2015



*4.  List of all members of syndicate
Bank of America Merrill Lynch
Morgan Stanley & Co. LLC

Fidelity Capital Markets
Academy Securities
Alamo Capital
Blaylock Beal Van, LLC
BMO Capitla Markets GKST, Inc.
Citigroup Global Markets Inc.
Drexel Hamilton, LLC
FirstSouthwest
Goldman, Sachs & Co.

Great Pacific Securities Inc.
J.P. Morgan Securities LLC
Jefferies LLC
Mischler Financial Group, Inc.
Oppenheimer & Co.
Piper Jaffray
Ramirez & Co., Inc.
RBC Capital Markets
RH Investment Corp

Robert W. Baird & Co., Inc.
Siebert Brandford Shank & Co.
Southwest Securities, Inc.
Stifel, Nicolaus & Company, Inc.
U.S. Bancorp Investments Inc.
Wedbush Securities Inc.
Wells Fargo Securities (trade name for Wells Fargo
Bank, N.A.)
William Blair & Company, L.L.C.


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